EXHIBIT 99.1
PRESS RELEASE
 The Brink’s Company
1801 Bayberry Court
P.O. Box 18100
Richmond, VA 23226-8100 USA
                                                                                                                   Tel. 804.289.9600
Fax 804.289.9770

FOR IMMEDIATE RELEASE
Contact:
Investor Relations
804.289.9709

BRINK’S REPORTS HIGHER FIRST-QUARTER EARNINGS
GAAP EPS $.39 versus Year-Ago Loss of $.10; Non-GAAP $.31 versus $.23
International Profit Growth Offsets Decline in North America
24% Revenue Increase Includes Acquisitions; Organic Revenue Growth 7%

RICHMOND, Va., April 28, 2011 – The Brink’s Company (NYSE: BCO), a global leader in security-related services, reported first-quarter GAAP earnings from continuing operations of $19 million versus a $5 million loss in 2010 ($.39 versus loss of $.10 per share) on 24% revenue growth.  Last year’s results include an income tax charge of $14 million ($.28 per share) related to U.S. healthcare legislation.
Non-GAAP earnings from continuing operations were $15 million, up from $11 million in 2010 ($.31 versus $.23 per share).  Non-GAAP revenue increased 24% due primarily to acquisition-related revenue of $112 million.  Organic revenue growth was 7%.
Results are summarized below.

	First Quarter
(In millions, except per share amounts)	2011	2010	% change

GAAP
Revenues	$913	735	24%
Segment operating profit (a)	52	35	49
Non-segment expense	(15)	(11)	35
Operating profit	37	24	55
Income from continuing operations (b)	19	(5)	NM
Diluted EPS from continuing operations (b)	0.39	(0.10)	NM

Non-GAAP (c)
Revenues	$913	735	24%
Segment operating profit (a)	52	40	31
Non-segment expense	(15)	(13)	19
Operating profit	37	27	36
Income from continuing operations (b)	15	11	31
Diluted EPS from continuing operations (b)	0.31	0.23	35
   Amounts may not add due to rounding.
(a)
Segment operating profit is a non-GAAP measure that is reconciled to operating profit, a GAAP measure, on page 3.  Disclosure of segment operating profit enables investors to assess operating performance excluding non-segment income and expense.

(b)	Amounts reported are attributable to shareholders of The Brink’s Company and exclude earnings related to noncontrolling interests.
(c)	Non-GAAP results are reconciled to GAAP results on page 12.

Summary Reconciliation of First-Quarter GAAP to Non-GAAP EPS*
	First Quarter
	2011	2010
GAAP EPS	$.39	$(.10)
Exclude income tax charge related to U.S. healthcare legislation	-	.28
Adjust quarterly tax rate to full-year average rate	(.02)	.01
Exclude gains on sale of investment securities	(.05)	-
Exclude gain on acquisition	(.01)	-
Exclude impact of net monetary asset remeasurement in Venezuela	-	.06
Exclude royalties from former home security unit	-	(.02)
Non-GAAP EPS	$.31	$.23

*Non-GAAP results are reconciled to the applicable GAAP results in more detail on page 12.  Amounts may not add due to rounding.

Michael T. Dan, chairman, president and chief executive officer, said: “Brink’s is off to a good start in 2011, as improved results from international operations more than offset lower profits in North America.  The non-GAAP segment margin rate for the quarter was 5.7%, up from 5.4% in the year-ago quarter.  This margin rate improvement was achieved despite the addition of $100 million of breakeven revenue from the Mexico acquisition.
“We expect continued improvement as the year unfolds, and remain on track to deliver organic revenue growth in the mid-to-high single-digit percentage range with a segment margin at the high end of a range between 6.5% and 7.0%.  It’s important to note that our segment margin goal for the year is diluted by the Mexico acquisition, which is expected to generate about $400 million of revenue at a breakeven margin rate.  We’re very excited about this acquisition, and expect it to deliver improved results in 2012 and beyond.
“The profit growth in international operations reflects improvement in Latin America and Europe.  Our Global Services business, which operates in all regions, continued to benefit from an increase in the global movement of valuables, especially banknotes and precious metals.  Profits declined in North America, where our primary focus is to improve results through productivity gains, cost controls and growth in high-value services.  I’m confident that we are taking the right steps in North America, and we expect results to improve as the year progresses.”
The GAAP results for the first-quarter include a gain of $4.4 million ($2.7 million or $.05 per share after tax) related to the sale of investment securities and a non-taxable acquisition gain of $400,000 ($.01 per share).  These gains are excluded from non-GAAP results.

First-Quarter 2011 vs. 2010
(In millions)

Segment Results - GAAP

		Organic	Acquisitions/	Currency
	1Q ‘10	Change	Dispositions (b)	(c)	1Q ‘11	Total	Organic
Revenues:
EMEA	$299	15	(6)	(1)	307	3%	5%
Latin America	183	31	100	18	332	81%	17%
Asia Pacific	27	6	-	2	35	29%	24%
International	509	52	94	19	674	32%	10%
North America	226	(2)	12	3	239	6%	(1%)
Total	$735	50	106	22	913	24%	7%
Operating profit:
International	$25	13	-	8	45	84%	51%
North America	10	(4)	-	-	7	(35%)	(35%)
Segment operating profit	35	9	-	8	52	49%	26%
Non-segment (a)	(11)	(4)	-	-	(15)	35%	35%
Total	$24	5	-	8	37	55%	21%

Segment operating margin:
International	4.8%				6.7%
North America	4.6%				2.8%
Segment operating margin	4.7%				5.7%

Segment Results - Non-GAAP

		Organic	Acquisitions/	Currency
	1Q ‘10	Change	Dispositions (b)	(c)	1Q ‘11	Total	Organic
Revenues:
EMEA	$299	15	(6)	(1)	307	3%	5%
Latin America	183	31	100	18	332	81%	17%
Asia Pacific	27	6	-	2	35	29%	24%
International	509	52	94	19	674	32%	10%
North America	226	(2)	12	3	239	6%	(1%)
Total	$735	50	106	22	913	24%	7%
Operating profit:
International	$29	13	-	3	45	54%	43%
North America	10	(4)	-	-	7	(35%)	(35%)
Segment operating profit	40	9	-	3	52	31%	23%
Non-segment	(13)	(3)	-	-	(15)	19%	19%
Total	$27	7	-	3	37	36%	24%

Segment operating margin:
International	5.8%				6.7%
North America	4.6%				2.8%
Segment operating margin	5.4%				5.7%
Amounts may not add due to rounding.
(a)	Includes income and expense not allocated to segments (see page 10 for details).
(b)	Includes operating results and gains/losses on acquisitions, sales and exit of businesses.
(c)
Revenue and Segment Operating Profit:  The “Currency” amount in the table is the summation of the monthly currency changes, plus (minus) the U.S. dollar amount of remeasurement currency gains (losses) of bolivar fuerte-denominated net monetary assets recorded under highly inflationary accounting rules related to the Venezuelan operations.  The monthly currency change is equal to the Revenue or Operating Profit for the month in local currency, on a country-by-country basis, multiplied by the difference in rates used to translate the current period amounts to U.S. dollars versus the translation rates used in the year-ago month.  The functional currency in Venezuela is the U.S. dollar under highly inflationary accounting rules.  Remeasurement gains and losses under these rules are recorded in U.S. dollars but these gains and losses are not recorded in local currency.  Local currency Revenue and Operating Profit used in the calculation of monthly currency change for Venezuela have been derived from the U.S. dollar results of the Venezuelan operations under U.S. GAAP (excluding remeasurement gains and losses) using current period currency exchange rates.

First-Quarter Results
2011 versus 2010
GAAP and Non-GAAP*

Summary
GAAP:
•	Organic revenue growth 7%, margin 5.7% (up from 4.7%); margin 6.5% excluding Mexico
•	International organic revenue growth 10%, margin 6.7% (up from 4.8%); margin 8.0% excluding Mexico
•	North America organic revenue decline 1%, margin 2.8% (down from 4.6%)

Non-GAAP:
•	Organic revenue growth 7%, margin 5.7% (up from 5.4%)
•	International organic revenue growth 10%, margin 6.7% (up from 5.8%)
•	North America organic revenue decline 1%, margin 2.8% (down from 4.6%)

International Operations

EMEA:
•	Revenue up 3% on organic growth ($15 million) offset by revenue loss related to exit of Belgium CIT business ($10 million)
•	Revenue up 5% on organic basis due to higher volume in France, a special project in Germany, and growth in emerging markets and Global Services
•	Operating profit up $9 million due primarily to lower restructuring and severance costs ($1 million versus $7 million last year)

Latin America:
GAAP
•	Revenue up 81% due to Mexico acquisition ($100 million), favorable currency ($18 million), and 17% organic revenue growth ($31 million) driven by inflation-based price increases across the region
•
Operating profit up 43% due to favorable currency ($8 million) including the 2010 remeasurement losses on Venezuela monetary assets ($5 million charge), and organic growth in Venezuela, Colombia and Argentina; partially offset by a tax on equity in Colombia and labor agreement expenses

•	Organic profit growth 8%

*      See reconciliations to GAAP results on pages 11 and 12.

Non-GAAP
•	Revenue up 81% due to Mexico acquisition ($100 million), favorable currency ($18 million), and 17% organic revenue growth ($31 million) driven by inflation-based price increases across the region
•	Operating profit up 16% due to favorable currency ($3 million) and organic growth in Venezuela, Colombia and Argentina; partially offset by a Colombian tax on equity and labor agreement expenses
•	Organic profit growth 6%

Asia-Pacific:
·	Revenue up due to organic growth in Hong Kong and India
•	Operating profit up slightly as strong volume growth was offset by an acquisition-related accounting adjustment in 2010

North American Operations
•	Revenue up 6% due to Canada acquisition ($12 million) and favorable currency ($3 million)
•	Revenue down 1% on an organic basis due to lower volume and continued pricing pressure
·	Operating profit down $4 million (35% organic decline) on lower CIT demand and continued pricing pressure

Non-segment income (expense) (see table on page 10)
GAAP
•	Total non-segment expenses up $4 million due to lower royalty income ($2 million) and higher retirement costs ($1 million)

Non-GAAP
•	Total non-segment expenses up $2 million due primarily to higher retirement costs ($1 million)

Interest Expense
•	Interest expense up $3 million due primarily to higher interest rates on private debt placement and increased borrowings related to acquisitions

Interest and Other Income
•	Interest and other income up $3 million due primarily to gains on investment securities ($4 million)

Capital Expenditures
First-quarter capital expenditures were $29 million versus $27 million in the year-ago quarter.  During the quarter, the company entered into capital lease agreements of $14 million versus $1 million in the year-ago quarter.
Full-year 2011 capital expenditures are expected to be between $190 million and $200 million, including approximately $30 million in Mexico.  Capital lease agreements in 2011 are expected to be between $30 million and $40 million.

Income Taxes
2011 Versus 2010
On a GAAP basis, the first-quarter tax expense was $11 million (effective rate of 32%) versus $24 million (effective rate of 107%) in 2010.  The 2011 rate was affected favorably by a $2 million tax benefit related to recently enacted tax legislation and audit settlements.  The year-ago rate was affected unfavorably by a $14 million tax charge related to U.S. healthcare legislation.

2011 Forecast
The effective income tax rate for 2011 is expected to be between 36% and 39%.

Conference Call
Brink’s will host a conference call on April 28 at 11:00 a.m. Eastern Time to review first-quarter results.  Interested parties can listen by calling (877) 407-8031 (domestic) or + (201) 689-8031 (international), or via live webcast at www.Brinks.com.  Please call in at least five minutes prior to the start of the call.  A replay will be available through May 12, 2011, by calling (877) 660-6853 (domestic) or + (201) 612-7415 (international).  The conference account number is 286 and the conference ID for the replay is 370702.  A webcast replay will also be available at www.Brinks.com.

About The Brink’s Company
The Brink’s Company (NYSE:BCO) is the world’s premier provider of secure transportation and cash management services.  For more information, please visit The Brink’s Company website at www.Brinks.com or call 804-289-9709.

Non-GAAP Results
Non-GAAP results described in this earnings release are financial measures that are not required by, or presented in accordance with U.S. generally accepted accounting principles (“GAAP”).  The purpose of the non-GAAP results is to report financial information without certain income and expense items and adjust the quarterly non-GAAP tax rates so that the non-GAAP tax rate in each of the quarters is equal to the full-year non-GAAP tax rate.  For 2011, a forecasted full-year non-GAAP tax rate is used.  The full year non-GAAP tax rate in both years excludes certain pretax and tax income and expense amounts.  The non-GAAP information provides information to assist comparability and estimates of future performance.  Brink’s believes these measures are helpful in assessing operations and estimating future results and enable period-to-period comparability of financial performance.  Non-GAAP results should not be considered as an alternative to revenue, income or earnings per share amounts determined in accordance with GAAP and should be read in conjunction with their GAAP counterparts.

Forward-Looking Statements
This release contains both historical and forward-looking information.  Words such as “anticipates,” “estimates,” “expects,” “projects,” “intends,” “plans,” “believes,” “may,” “should” and similar expressions may identify forward-looking information.  Forward-looking information in this release includes, but is not limited to, future performance for The Brink’s Company and its global operations, including organic revenue growth and segment operating profit margin in 2011, future revenues and improved results of the Mexican acquisition, improved results in North America, anticipated 2011 capital expenditures and capital leases, the anticipated annual effective tax rate for 2011, projected non-segment income and expense and interest expense, projected net income attributable to noncontrolling interests, and depreciation and amortization for 2011.  The forward-looking information in this release is subject to known and unknown risks, uncertainties and contingencies, which could cause actual results, performance or achievements to differ materially from those that are anticipated.

These risks, uncertainties and contingencies, many of which are beyond our control, include, but are not limited to the timing of the recovery from the global economic slowdown and its impact on our business opportunities, the recent market volatility and its impact on the demand for our services, our ability to improve volumes at favorable pricing levels and increase cost efficiencies in North America, the implementation of high-value solutions, investments in technology and value-added services and their impact on revenue and profit growth, the ability to identify and execute further cost and operational improvements and efficiencies in our core businesses, our ability to integrate successfully recently acquired companies, including acquisitions in Mexico and Canada, and improve their operating profit margins, the willingness of our customers to absorb fuel surcharges and other future price increases, the actions of competitors, our ability to identify acquisitions and other strategic opportunities in emerging markets, regulatory and labor issues in many of our global operations and security threats worldwide, the impact of turnaround actions responding to current conditions in Europe and our productivity and cost control efforts in that region, the stability of the Venezuelan economy and changes in Venezuelan policy regarding exchange rates, fluctuations in value of the Venezuelan bolivar fuerte, variations in costs or expenses and performance delays of any public or private sector supplier, service provider or customer, our ability to obtain appropriate insurance coverage, positions taken by insurers with respect to claims made and the financial condition of insurers, safety and security performance, our loss experience, changes in insurance costs, the outcome of pending and future claims and litigation, including claims in Belgium relating to our former CIT business in that country, risks customarily associated with operating in foreign countries including changing labor and economic conditions, currency devaluations, safety and security issues, political instability, restrictions on repatriation of earnings and capital, nationalization, expropriation and other forms of restrictive government actions, costs associated with the purchase and implementation of cash processing and security equipment, employee and environmental liabilities in connection with our former coal operations, black lung claims incidence, the impact of the Patient Protection and Affordable Care Act on black lung liability and operations, changes to estimated liabilities and assets in actuarial assumptions due to payments made, investment returns and annual actuarial revaluations, the funding requirements, accounting treatment, investment performance and costs and expenses of our pension plans, the VEBA and other employee benefits, mandatory or voluntary pension plan contributions, the nature of our hedging relationships, the strength of the U.S. dollar relative to foreign currencies and foreign currency exchange rates, changes in estimates and assumptions underlying our critical accounting policies, access to the capital and credit markets, seasonality, pricing and other competitive industry factors.  Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found under “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the period ended December 31, 2010 and in our other public filings with the Securities and Exchange Commission.  Readers are urged to review and consider carefully the disclosures we make in our filings with the Securities and Exchange Commission.  The information included in this release is representative only as of the date of this release, and The Brink’s Company undertakes no obligation to update any information contained in this release.

The Brink’s Company and subsidiaries
Summary of Selected Results and Outlook  (Unaudited)
(In millions)

Outlook:

2011 Revenue:  Mid-to-high single-digit percentage organic growth over 2010

2011 Segment Margin:  High end of 6.5% to 7.0% (includes impact of 2010 acquisitions)

	GAAP		Non-GAAP
	Full-Year 2010	Full-Year 2011 Estimate	Full-Year 2010	Full-Year 2011 Estimate

Non-Segment Expense:
General and administrative	$39	40	$39	40
Retirement plans	23	25	23	25
Royalty income (a)	(7)	(2)	(2)	(2)
Acquisition loss (b)	9	-	-	-
Other	-	-	-	-
Non-Segment Expense	$63	63	$59	63

Effective income tax rate	48%	36% – 39%	36%	36% – 39%

Interest Expense	$15	20 – 24	$15	20 – 24

Net income attributable to
noncontrolling interests	$16	20 – 24	$17	20 – 24

Fixed assets acquired
Capital expenditures (c)	$149	190 – 200	$149	190 – 200
Capital leases	34	30 – 40	34	30 – 40
Total	$183	220 – 240	$183	220 – 240

Depreciation and amortization	$137	160 – 170	$137	160 – 170

Amounts may not add due to rounding.

(a)	Non-GAAP reflects the elimination of royalties from former home security unit in 2010.
(b)
Amount is the net of $14 million remeasurement loss on our previously held noncontrolling interest in Servico Pan Americano de Proteccion, S.A. de C.V. (“SPP”) in Mexico and a $5 million bargain purchase gain related to the acquisition of a controlling interest in SPP.

(c)	The 2011 estimate includes $30 million related to the acquisition in Mexico.

The Brink’s Company and subsidiaries
Condensed Consolidated Statements of Income  (Unaudited)
(In millions, except per share amounts)

	First Quarter
	2011	2010

Revenues	$913.3	735.4

Cost and expenses:
Cost of revenues	757.6	610.1
Selling, general and administrative expenses	121.7	100.0
Total costs and expenses	879.3	710.1
Other operating income (expense)	3.0	(1.5)

Operating profit	37.0	23.8

Interest expense	(5.8)	(2.5)
Interest and other income (expense)	4.4	1.4
Income from continuing operations before tax	35.6	22.7
Provision for income taxes	11.4	24.3

Income (loss) from continuing operations	24.2	(1.6)

Income (loss) from discontinued operations, net of tax	1.1	(3.4)

Net income (loss)	25.3	(5.0)

Less net income attributable to noncontrolling interests	(5.3)	(3.2)

Net income (loss) attributable to Brink’s	$20.0	(8.2)

Amounts attributable to Brink’s:
Income (loss) from continuing operations	$18.9	(4.8)
Income (loss) from discontinued operations	1.1	(3.4)

Net income (loss) attributable to Brink’s	$20.0	(8.2)

Earnings per share attributable to Brink’s common shareholders (a):
Basic:
Continuing operations	$0.40	(0.10)
Discontinued operations	0.02	(0.07)
Net income (loss)	$0.42	(0.17)

Diluted:
Continuing operations	$0.39	(0.10)
Discontinued operations	0.02	(0.07)
Net income (loss)	$0.41	(0.17)
(a) Earnings per share may not add due to rounding.

Weighted-average shares:
Basic	47.6	48.8
Diluted	48.1	48.8

The Brink’s Company and subsidiaries
Supplemental Financial Information  (Unaudited)
(In millions)
	First Quarter
	2011	2010
NON-SEGMENT INCOME (EXPENSE)
Corporate and former operations:
General and administrative	$(9.5)	(8.7)
Retirement costs (primarily former operations)	(6.2)	(4.9)
Subtotal	(15.7)	(13.6)

Other amounts not allocated to segments:
Remeasurement of previously held ownership interest to fair value	0.4	-
Royalty income:
Other	0.3	0.4
Brand licensing fees from former home security business	-	1.8
Gains (losses) on sales of property and other assets	-	0.3
Subtotal	0.7	2.5

Non-segment income (expense)	$(15.0)	(11.1)

OTHER OPERATING INCOME (EXPENSE) (a)

Currency exchange transaction gains (losses)	$1.0	(6.4)
Share in earnings of equity affiliates	0.9	0.8
Impairment losses	-	(0.3)
Remeasurement of previously held ownership interest to fair value	0.4	-
Gains (losses) on sales of property and other assets	(0.4)	0.8
Royalty income	0.3	2.2
Other	0.8	1.4
Other operating income (expense)	$3.0	(1.5)

SELECTED CASH FLOW INFORMATION
Capital Expenditures:
International	$22.2	17.1
North America	7.2	9.8
Capital expenditures	$29.4	26.9

Depreciation and Amortization:
International	$25.5	22.0
North America	13.3	10.3
Depreciation and amortization	$38.8	32.3

(a) Includes segment and non-segment other operating income and expense

The Brink’s Company and subsidiaries
Supplemental Financial Information  (Unaudited) (continued)
(In millions)

NET DEBT RECONCILED TO AMOUNTS REPORTED UNDER GAAP	March 31, 2011	December 31, 2010

Debt:
Short-term debt	$39.9	36.5
Long-term debt	362.8	352.7
Total Debt	402.7	389.2

Cash and cash equivalents	155.3	183.0
Less amounts held by certain cash logistics operations (a)	(28.8)	(38.5)
Amount available for general corporate purposes	126.5	144.5

Net Debt	$276.2	244.7

(a)
Title to cash received and processed in certain of our secure cash logistics operations transfers to us for a short period of time.  The cash is generally credited to customers’ accounts the following day and we do not consider it as available for general corporate purposes in the management of our liquidity and capital resources and in our computation of Net Debt.

Net Debt is a supplemental financial measure that is not required by, or presented in accordance with GAAP.  We use Net Debt as a measure of our financial leverage.  We believe that investors also may find Net Debt to be helpful in evaluating our financial leverage. Net Debt should not be considered as an alternative to Debt determined in accordance with GAAP and should be reviewed in conjunction with our consolidated balance sheets.  Set forth above is a reconciliation of Net Debt, a non-GAAP financial measure, to Debt, which is the most directly comparable financial measure calculated and reported in accordance with GAAP, as of December 31, 2010 and 2009.  At March 31, 2011, Net Debt is $293 million excluding cash and debt in Venezuelan operations.

The Brink’s Company and subsidiaries
Non-GAAP Results - Reconciled to Amounts Reported Under GAAP  (Unaudited)
(In millions, except for per share amounts)

	GAAP Basis	Gains on Available-for-Sale Investments (a)	Acquisition Gain (b)	Adjust Income Tax Rate (d)	Non- GAAP Basis
	First Quarter 2011
Operating profit:
International	$45.2	-	-	-	45.2
North America	6.8	-	-	-	6.8
Segment operating profit	52.0	-	-	-	52.0
Non-segment	(15.0)	-	(0.4)	-	(15.4)
Operating profit	$37.0	-	(0.4)	-	36.6

Amounts attributable to Brink’s:
Income from continuing operations	$18.9	(2.7)	(0.4)	(0.8)	14.9
Diluted EPS – continuing operations	0.39	(0.05)	(0.01)	(0.02)	0.31

	GAAP Basis	Re-measure Venezuelan Net Monetary Assets (e)	Royalty from BHS (f)	U.S. Healthcare Legislation Tax Charge (c)	Adjust Income Tax Rate (d)	Non- GAAP Basis
	First Quarter 2010
Operating profit:
International	$24.5	4.9	-	-	-	29.4
North America	10.4	-	-	-	-	10.4
Segment operating profit	34.9	4.9	-	-	-	39.8
Non-segment	(11.1)	-	(1.8)	-	-	(12.9)
Operating profit	$23.8	4.9	(1.8)	-	-	26.9

Amounts attributable to Brink’s:
Income from continuing operations	$(4.8)	3.0	(1.1)	13.7	0.6	11.4
Diluted EPS – continuing operations	(0.10)	0.06	(0.02)	0.28	0.01	0.23
Amounts may not add due to rounding.

(a)	To eliminate gains on available-for-sale equity and debt securities.
(b)	To eliminate gain related to acquisition of controlling interest in a subsidiary that was previously accounted for as an equity method investment.
(c)	To eliminate $13.7 million of tax expense related to the reversal of a deferred tax asset as a result of U.S. healthcare legislation.
(d)
To adjust the effective income tax rate to be equal to the full-year non-GAAP effective income tax rate.  The mid-point of the range of the estimated non-GAAP effective tax rate is 37.5% for the full-year 2011.  The non-GAAP effective tax rate for 2010 was 36%.

(e)
To reverse remeasurement gains and losses in Venezuela.  For accounting purposes, Venezuela is considered a highly inflationary economy.  Under U.S. GAAP, subsidiaries that operate in Venezuela record gains and losses in earnings for the remeasurement of bolivar fuerte-denominated net monetary assets.

(f)	To eliminate royalty income from former home security business.

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